EXHIBIT 2





                                    AGREEMENT

                          dated as of October 19, 1998

                                  by and among


                            Select Therapeutics Inc.

                                       and

                               the Stockholders of

                            Sierra Diagnostics, Inc.


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     AGREEMENT  (the  "Agreement")  dated as of October 19,  1998 (the  "Closing
Date") by and between SELECT THERAPEUTICS INC. ("Select"), and the persons listed on Exhibit A hereto (collectively, the "Stockholders").

     WHEREAS, (i) Select is a corporation organized and existing under the laws of the State of Delaware; (ii) SIERRA DIAGNOSTICS, INC. ("Sierra") is a corporation organized and existing under the laws of the State of California and
(iii) TONY K. BAKER ("Baker") is an executive officer and the principal stockholder of Sierra; and

     WHEREAS, the Stockholders wish to sell to Select, and Select wishes to purchase from the Stockholders, all of the issued and outstanding capital stock of Sierra upon the terms and conditions hereinafter set forth (the "Acquisition"); and

     WHEREAS, the respective parties desire to make certain representations, warranties and agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     Article I. Sale and Purchase of Sierra Shares.

     1.1 Sale of Sierra Shares. Each Stockholder does hereby sell and deliver to Select, and Select does hereby purchase from



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each  Stockholder,  the number of shares of Sierra  common  stock  owned by such
Stockholder as set forth on Exhibit A hereto (the "Sierra Shares") by delivering to Sierra stock certificates representing his Sierra Shares, accompanied by a
stock  power  executed  by  such  Stockholder,   with  his  signature  Medallion
Guaranteed, together with all applicable stock transfer tax stamps relative to said certificates.

     1.2 Payment of Purchase Price. Simultaneous with its receipt of all of the Sierra Shares from the Stockholders, Select hereby delivers to each Stockholder that number of shares of Select common stock (the "Select Shares") set forth opposite his name on Exhibit A (collectively, the "Purchase Price").

     Article II. Representations, Warranties, Covenants, and Acknowledgments of Stockholders. Each Stockholder severally (but not jointly) represents, warrants covenants, acknowledges and agrees as follows:

     2.1 Investment. Such Stockholder is acquiring the Select Shares for his own account, and not for the account of any other person. Such Stockholder is acquiring the Select Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regarding the sale of securities.

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     2.2 Business  Experience.  Such  Stockholder  is capable of evaluating  the merits and risks of his investment in Select by acquiring the Select Shares pursuant to this Agreement.

     2.3 Access to Information. Such Stockholder has had the opportunity to ask questions of, and to receive answers from, Robert Bender, the Chairman of Select, with respect to the terms and conditions of the transactions contemplated by this Agreement and with respect to the business, affairs, financial condition, results and prospects of operations of Select. Such Stockholder has received from Sierra's counsel and has read Select's April 15, 1998 Offering Materials (comprising a Subscription Agreement, Risk Factors and Select's Consolidated June 30, 1997 (audited) and December 31, 1997 (unaudited) Financial Statements, pursuant to which Select sold 762,534 shares of Common Stock not registered under the Securities Act of 1933, as amended (the "Securities Act"), at a price of $3.00 each) and Select's press release dated June 11, 1998 (re: Institut Curie Agreement) and has had access to such financial and other information as he has deemed necessary for him to make a fully-informed decision to invest in Select by acquiring Select Shares pursuant to this Agreement; and he has had the opportunity to obtain any additional information necessary to verify any of such information to which he has had access.

     2.4 Speculative Investment. Such Stockholder's investment in Select by acquiring the Select Shares pursuant to

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this  Agreement is highly  speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such potential total investment loss is within such Stockholder's risk capital means and is not so great in relation to his total financial resources as to jeopardize his personal financial needs or those of his family in the event such investment were to be lost in whole.

     2.5 Select Shares Unregistered. Such Stockholder must bear the economic risk of his investment in the Select Shares for an indefinite period of time, because the Select Shares being issued to him pursuant to this Agreement have not been registered under the Securities Act and therefore such Shares cannot be sold or otherwise transferred by such Stockholder unless such Shares are registered under the Securities Act or an exemption from such registration is available. None of Select nor any of its officers, employees, agents or representatives has made any agreements, covenants or undertakings whatsoever either (i) to register the Select Shares, or any of them, or (ii) except as set forth in Section 7.14(b) as to whether any exemption will be available from the registration requirements of the Securities Act for the future sale of any Select Shares, including without limitation for sales thereof under Rule 144 promulgated under the Securities Act. Such Stockholder acknowledges that the exemption under Rule 144 as currently in effect would not be available until at least one year after the Closing Date and not then unless: (i) a public trading

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market then exists for Select's Common Stock; (ii) adequate current  information as to Select's financial and other affairs and operations is then available to the public; and (iii) all other applicable terms and conditions of Rule 144 have been satisfied by Select and such Stockholder.

     2.6. Stock Certificate Restrictive Legend. Stock certificates evidencing the Select Shares shall bear a restrictive legend for securities not registered under the Securities Act, substantially as follows:

              THE OFFERING AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 ("SECURITIES ACT") OR UNDER ANY STATE SECURITIES ACT ("STATE ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT AND THE STATE ACT.

     2.7   Questionnaire.   Such   Stockholder  has  truthfully   completed  the
Questionnaire in the form of Exhibit 2.7 hereof.

     2.8 Tax Advice. Select has made no warranties or representations to such Stockholder with respect to the income tax consequences of the transactions contemplated by this Agreement and such Stockholder is in no manner relying on Select or Sierra or their respective representatives for an assessment of such tax consequences.

     2.9 Authorization.

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(a) Such  Stockholder  has full power and authority and legal  capacity to enter into this Agreement and to perform this Agreement in accordance  with its terms;
and  the  execution,   delivery  and  performance  of  this  Agreement  by  such
Stockholder has been duly authorized by all necessary corporate or other action. Such Stockholder is not bound by any contractual or other obligation that would be violated by his execution and performance of this Agreement; and this Agreement is a valid and binding obligation of such Stockholder enforceable in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of any of the transactions contemplated herein nor compliance by such Stockholder with the terms, conditions and provisions hereof or of any agreement or instrument contemplated hereby will (i) conflict with, result in a breach of, or constitute an event of default under (1) any material instrument, agreement, lease, license, franchise, permit, or other authorization, right, or obligation to which such Stockholder is a party or any of his properties is subject or by which they are bound, or (2) any statute, ordinance, rule, regulation, judgment, order, award or decree applicable to such Stockholder, or (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body.

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     2.10 Ownership of Sierra's Shares. Such Stockholder is the record owner and the beneficial owner of the capital stock of Sierra set forth opposite his name on Exhibit A. Such Stockholder owns his Sierra Shares free and clear of all liens and encumbrances, and he has the full and complete right and power to dispose of his Sierra Shares in accordance with the terms of this Agreement. Such Stockholder will transfer his Sierra Shares to Select free and clear of all liens and encumbrances. There are no existing arrangements that require or permit any of such Stockholder's Sierra Shares to be voted by or at the discretion of anyone other than such Stockholder.

     2.11 Confidentiality. Such Stockholder, if he has not executed and delivered to Sierra a Proprietary Information Agreement in the form of Exhibit
3.13 hereto, agrees to maintain as confidential and not use for his own benefit or for the benefit of any third party, all material information and knowledge of Sierra not generally known or available to the public, including, without limitation, its business, affairs, research and development, strategic and operating plans, products and prospects (the "Confidential Information"), except
(i) with respect to those governmental agencies to which disclosure is required by law or applicable regulation, (ii) pursuant to subpoena or other compulsory process, or (iii) as may otherwise be required by law. In the event disclosure of Confidential Information is required under subsections (i) through (iii) above, such Stockholder will,

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to the  extent  lawfully  possible,  give  Select at least  five (5) days  prior written notice before his disclosure and will provide Select with copies of any responsive materials.

     2.12 Non-Solicitation. (a) For a period of three years after the Closing Date such Stockholder will not either directly or indirectly for himself or any third party, (a) solicit, induce, recruit, or cause any person who was, is or hereafter becomes an employee of Sierra to terminate his employment for the purpose of joining, associating or becoming employed by any business or activity
(i) which is in competition with any product sold, or any business or activity now or hereafter engaged in, by Sierra or Select or (ii) in which such Stockholder is an officer or director or directly or indirectly has any ownership interest or to which he provides any services or (b) interfere or harm the contractual or business relationships of Sierra or Select with any person, firm or entity which was, is or hereafter becomes a licensor, licensee or independent contractor of Sierra or Select.

     2.13 Release of Sierra. (a) As a material inducement to Select to enter into this Agreement and deliver the Select Shares hereunder, such Shareholder hereby irrevocably and unconditionally releases, acquits, and forever discharges Sierra and each of its stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, and attorneys of such divisions, subsidiaries, and

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affiliates),  and all persons acting by, through,  under, or in concert with any of them (Sierra and each of its stockholders, etc. are collectively the "Sierra Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses which such Stockholder now has, owns, or holds, or claims to have, own, or hold, or which he at any time heretofore had, owned, or held, or claimed to have, own or hold, or which he at any time hereafter may have, own, or hold, or claim to have, own, or hold, against each or any of the Sierra Releasees with respect to any events which occurred prior to the date of this Agreement; provided, however, that the foregoing shall in no event apply, with respect to any Stockholder who is also an officer, director or employee of Sierra, to claims by the Stockholder (i) relating to vested rights under any Sierra employee benefit plans to which such Stockholder was entitled as of the Closing Date, (ii) relating to medical or health insurance coverage to which such Stockholder was entitled as of the Closing Date, including COBRA benefits, (iii) arising from a failure on the part of Sierra to make and pay any required employee tax withholdings for periods of employment prior to the Closing Date, or (iv) for which Sierra would otherwise have an indemnity obligation under applicable law to such Stockholder with respect to third party claims brought against the Stockholder for matters relating to the performance (or nonperformance) of the

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Stockholder's duties as an employee of Sierra prior to the Closing Date.

     (b) For the purposes of implementing a full and complete release and discharge of the Sierra Releasees, such Stockholder expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims, other than those for indemnification, which he does not know or suspect to exist in his favor as of the date of this Agreement, and that this Agreement contemplates the extinguishment of any such claim or claims.

     (c) The foregoing provisions of Section 2.13(a) and (b) shall not in any way be construed as any claim or admission by any Sierra Releasee that Sierra has acted wrongfully with respect to such Stockholder or to any other person, or that such Stockholder has any rights whatsoever against Sierra.

     Article III. Representations and Warranties of Baker. Baker represents and warrants to Select as follows:

     3.1 Corporate Organization. Sierra is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly authorized to carry on its business where and as now conducted and to own, lease and operate its properties and assets as it now does. Sierra is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the nature of the business conducted by it or its ownership or leasing of the

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properties  owned or leased by it requires such  qualification  or licensing and where the failure to be so qualified or licensed would have a material adverse effect on Sierra. The copies of the certificate of incorporation and by-laws of Sierra that have been delivered to Select are complete and correct as of the date of this Agreement, and the duplicate minute book of Sierra which has been furnished to Select is complete and accurately reflects all material actions or consents to action taken prior to the date of this Agreement by the Board of Directors and stockholders of Sierra.

     3.2 Authorization.

(a) Sierra is not bound by any contractual or other obligation that would be violated by the execution, delivery, consummation and performance of this Agreement.

     (b) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated herein, nor the performance of the terms, conditions and provisions hereof or of any agreement or instrument contemplated hereby, will (i) conflict with, result in a breach of, or constitute an event of default under (1) the certificate of incorporation or by-laws of Sierra, (2) any material instrument, agreement, lease, license, franchise, permit, or other authorization, right, or obligation to which Sierra is a party or any of its properties is subject or by which and is bound, or (3) any statute, ordinance, rule, regulation, judgment, order, award or

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decree  applicable  to  Sierra,  or  (ii)  require  the  approval,   consent  or
authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body.

     3.3 Capitalization. The authorized, issued and outstanding capital stock of Sierra is as set forth on Schedule 3.3. All the issued and outstanding shares of Sierra were duly authorized for issuance and are validly issued, fully-paid and non-assessable, have not been issued in violation of the preemptive rights of any Sierra stockholder and were issued in full compliance with all federal and state securities laws. All prior sales of securities of Sierra were either registered under the Securities Act and applicable state securities laws or exempt from such registration, and no Stockholder or other security holder has any rescission rights with respect thereto. There are no outstanding subscriptions, options, warrants, agreements, convertible securities, preemptive or other rights, calls, commitments or other rights or agreements of any kind to subscribe for, purchase or otherwise acquire any issued or unissued capital stock or equity interests of Sierra. Sierra is not obligated to purchase, redeem or otherwise acquire any securities of Sierra or of any other person or entity.

     3.4 Subsidiaries. Sierra does not own any capital stock or other interest in any corporation or other business entity.

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     3.5 Joint Ventures. For purposes of this Agreement, a "Joint Venture" means an entity in which Sierra, either jointly or individually, is, directly or indirectly, the beneficial owner of any class of capital stock or other equity security or any profit participation interest. Sierra is not a participant in any Joint Venture.

     3.6 Financial Statements. The following financial statements of Sierra, which are set forth on Schedule 3.6, have been prepared in United States Dollars and present fairly the financial condition of Sierra at the dates indicated and the consolidated results of its operations for the periods indicated:

          (a) balance sheets of Sierra as at December 31, 1997 and June 30, 1998; and

          (b) the liabilities of Sierra existing as of the Closing Date are set forth on Schedule 3.6. Baker represents and warrants that Schedule 3.6 contains a true and complete list as of the Closing Date of all indebtedness or liabilities of Sierra of every nature and description, absolute, contingent or otherwise, except for (i) costs related to employee compensation accrued on or after October __, 1998 in the ordinary course,
     (ii) legal fees and expenses of the Stockholders to be borne by Sierra pursuant to Section 7.2 hereof relating to the negotiation and documentation of this Agreement and (iii) miscellaneous items ordered from vendors and not yet invoiced or other amounts not exceeding $5,000.00 in the aggregate.

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     3.7 Absence of  Undisclosed  Liabilities;  Books of Account.  Except to the
extent fully reflected in Schedule 3.6, Sierra has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, but not limited to, any tax or other liabilities of any nature that were unknown or undetermined as of the Closing Date. There is no basis for the assertion against Sierra of any liability of any nature as of the Closing Date not fully reflected in
Schedule 3.6 except those expressly permitted by Section 3.6(b) hereof to be omitted therefrom. All the books of account of Sierra have been exhibited or made available to Select and accurately record all material transactions of Sierra during the periods covered by them.

     3.8 Absence of Certain Changes. Since June 30, 1998 and except as disclosed on Schedule 3.8, Sierra has operated its business in the ordinary course and consistent with past practices and there has not been any material adverse change in the consolidated financial condition of Sierra, results of operations or businesses of Sierra, and it has not taken any of the following actions which individually or in the aggregate involved more than US$5,000:

(a) entered into any transaction or incurred any liability or obligation other than in the ordinary course of its business;

     (b) made any declaration, set aside or paid any dividend or other distribution in respect of any shares of capital

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stock of Sierra,  nor purchased,  redeemed or otherwise acquired any outstanding shares of capital stock or other securities of, or other ownership interests in, Sierra;

     (c) paid any dividends or made any other distributions on, or acquired, any shares of its capital stock or, directly or indirectly, made any other payments or loans of any kind to the Stockholder, except compensation for services rendered and reimbursement for expenses in amounts consistent with past practices;

     (d) incurred any indebtedness for borrowed money, other than short term borrowing in the ordinary course of business;

     (e) issued any capital stock or other securities, granted any options or agreed to any amendment of any material term of any outstanding Sierra securities;

     (f) sustained any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Sierra;

     (g) made any material change in any method of accounting or accounting practice;

     (h) (1) granted any severance or termination pay to, or increased any compensation, bonus or other benefits payable to, or entered into any written employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with, any officer or director of Sierra, or any other employee of Sierra whose 1998 base annual salary exceeded $50,000,

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or (2) increased any benefit payable under any existing severance or termination pay policies or employment agreements; or (3) granted or agreed to grant any general increase in any rate or rates of salaries or compensation to its employees or any specific increase in the salary or compensation to any employee or agent, or paid or agreed to pay any bonus to any employee of Sierra, other than in the ordinary course of business.

     3.9 Ownership of Properties. Sierra does not own any real estate or interest therein other than a leasehold interest in property in Sonora, California identified on Schedule 3.16. Sierra owns outright, free and clear of any claim, lien, security interest, pledge, restriction, charge or encumbrance, all leasehold improvements, equipment, inventory and other personal property used in its business or presently located in any of its premises, except for the lien, if any, of current taxes not yet due and payable (the lien of Scherer Capital Associates under the Security Agreement dated November 26, 1996 having been extinguished by virtue of Sierra's satisfaction in full of all its obligations thereto and its receipt therefrom of a General Release). Sierra does not use or lease any property that is owned by any officer, director or affiliate of Sierra or any relative of any thereof.

     3.10 Real Property and Other Leases. All leases of real property and all material leases of other property, and amendments and modifications thereof, are in full force and effect and have not been modified or amended in any material respect, all rents and

                                      -16-

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additional  rents due to date under  each such lease have been paid,  Sierra has been in peaceable possession since the commencement of the original term of such lease, and Sierra does not have any knowledge of an uncured default under such leases by Sierra or by the lessor under any of such leases nor of any event which with notice or lapse of time or both would constitute a default thereunder by Sierra.

     3.11 Inventory. All of the inventory of Sierra is carried on its books at cost (on the basis of FIFO and average cost).

     3.12 Machinery and Equipment. All machinery and equipment owned or leased by Sierra is in good operating condition, normal wear and tear excepted, and the use thereof is in material conformance with all applicable ordinances and regulations, and all building, zoning and other laws.

     3.13 Intellectual Property.

     (a) Schedule 3.13 contains a true and complete list of all patents issued, assigned to or licensed by, and trademarks registered to, Sierra and all pending applications therefor (the "Scheduled IP"). Except as set forth on said Schedule, Sierra owns or has an exclusive right or license to use the Scheduled IP free and clear of all liens and encumbrances. No consent of any third party is or will be required for the use by Select of any of the Scheduled IP or the transfer of Sierra's rights therein to Select. Except as set forth on said Schedule, Sierra is not obligated to

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pay any  royalties or fees with respect to the  Scheduled IP. Said Schedule also contains a true and complete list of all licenses of or rights to any intellectual property rights granted by Sierra to others.

     (b) Except as may be disclosed in the Gonostat Trademark Search Report dated September 1, 1993, Sierra does not have knowledge of any infringement by it upon the patents, trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights of others. Sierra has not received any notice of, nor has it been a defendant or plaintiff in any suit, action or proceeding which involves, any claim that Sierra has infringed or is infringing any intellectual property rights of others. Sierra has taken all measures as it has deemed necessary and appropriate in the circumstances to maintain the confidentiality of the process and formulae, research and development results and other know-how of Sierra. Sierra has obtained from its current employees and consultants written confidentiality agreements in the form of the Proprietary Information Agreement attached hereto as Exhibit 3.13.

     3.14 Accounts Receivable. All of the accounts receivable of Sierra arose from bona fide transactions in the ordinary course of business, and, to Baker's knowledge, none is subject to any defense, set-off or counterclaim.

     3.15 Taxes.

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

     (a) For the purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means, for any entity, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding on amounts paid to or by such entity or any subsidiary thereof, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, or other tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), and
(ii) liability of such entity or any subsidiary thereof for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period, and
(iii) liability of such entity or any subsidiary thereof for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     (b) Except as set forth in Schedule 3.15:

          (i) all Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Closing Date by or on behalf of Sierra (the "Sierra Tax Returns"), have been or will be filed when due (subject to any extensions of such due date) and, to Sierra's knowledge, each Sierra Tax Return is materially correct and complete as filed;

          (ii) Sierra has timely paid, withheld or made provision on its books for all Taxes shown as due and payable on Sierra Tax Returns that have been filed, except that payroll taxes were, in some instances, paid late but are currently paid when due with no outstanding delinquency;

          (iii) no Sierra Tax Returns relating to income or franchise Taxes filed with respect any Taxable years of Sierra has been examined by appropriate income tax authorities;

          (iv) Sierra has not granted any extension or waiver of the limitation period applicable to any Sierra Tax Returns;

          (v)  there  is  no  claim,  audit,   action,  suit,   proceeding,   or
     investigation now pending or threatened in a writing received by Sierra against or with respect to Sierra in respect of any Tax or assessment;

          (vi) there are no requests for rulings in respect of any Tax pending between Sierra and any Taxing Authority;

          (vii) there are no liens for Taxes upon the assets of Sierra except liens for current Taxes not yet due;

          (viii) to Baker's knowledge and except for the effect of a change from cash to accrual method reporting as may be required as a result of the transactions contemplated by this Agreement, Sierra will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of a change in method of accounting for any Tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of Sierra for any Tax period (or portion thereof) ending on or before the Closing Date;

          (ix) Sierra has not been a member of an affiliated group other than one of which Sierra was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by Sierra, or a return for a group consisting solely of its predecessors, or participated in any other similar arrangement whereby any income, revenues, receipts, gains, losses, deductions, credits or other Tax items of Sierra was determined or taken into account for Tax purposes with reference to or in conjunction with any such items of another person other than Sierra or any such predecessor;

          (x) Sierra is not currently under any contractual obligation to pay to a Taxing Authority the income or franchise tax obligations of, or with respect to transactions relating to, any other person or to indemnify any other person with respect to any income or franchise tax; and

          (xi) Sierra has not signed any letter or entered into any agreement or arrangement in writing consenting to the surrender or sharing of any deductions, credits or other Tax attributes with any other person or transferred or assigned to any other person for Tax purposes any such items.

     3.16 Agreements,  etc.  Schedule 3.16 contains a true and complete list of:
(a) all material agreements and other commitments of Sierra for the purchase of any materials, supplies or inventory; (b) all notes and agreements relating to any outstanding indebtedness of Sierra for borrowed money, (c) all leases or other rental agreements under which Sierra is either lessor or lessee which call for annual lease payments in excess of US$5,000 individually, (d) all other agreements (including, but not limited to, employment agreements, commitments and understandings, written or oral) to which Sierra is a party or by which it or its assets or properties is bound which require payment by Sierra of more than US$5,000 in any calendar year and which cannot be terminated by Sierra, without liability, on notice of 30 days or less, and (e) all product liability, fire, commercial and other insurance carried by Sierra with respect to its business and properties. Except as set forth on such Schedule, all such scheduled documents, commitments and understandings of Sierra (including, but not limited to, commitments for the purchase of inventory) were entered into in the ordinary course of business and were entered into on an arm's-length basis. True and complete copies of all scheduled documents, commitments and understandings have been delivered to Select.

     3.17 Agreements Regarding Employees. (a) Sierra is not a party to or bound by any employment agreement, or any collective bargaining or other labor agreement, or any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, retainer, consultant, bonus, group insurance or other incentive or welfare agreement, plan or arrangement, written or oral, except as set forth on Schedule 3.17. True and complete copies of each written agreement, plan or arrangement listed on Schedule 3.17 have been delivered to Select.

     (b) All officers and directors have resigned from Sierra effective as of the Closing Date. Sierra has not received notice from Baker or Tom Krieg that either intends to terminate his employment following the Closing Date.

     (c) Except as set forth on Schedule 3.17, Sierra does not maintain any employee benefit plans.

     3.18 Absence of Defaults. Except as disclosed on Schedule 3.18, Sierra does not have knowledge of any material existing default by any party under any lease, agreement, commitment or understanding to which Sierra is a party is bound or by which it or to which its assets or properties are subject.

     3.19 Compliance with Laws. Sierra does not have knowledge that it is in violation of or has violated, in any material respect, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

     3.20 Compliance with Laws-Environmental.

(a) For purposes of this Section 3.20:

     "Hazardous Material" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Law (defined below), or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Law, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product, lead paint, asbestos, asbestos-containing materials or polychlorinated biphenyls;

     "Environmental Laws" means those United States, provincial or local laws, statutes, ordinances, rules, regulations, orders and decrees (including any amendments thereto) relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, wastewater (other than non-contact cooling or process water), or wastes constituting hazardous substances in, into, onto or upon the environment (including, without limitation, ambient air, surface water, groundwater, or land), or otherwise relating to the processing, distribution, use, treatment, collection, accumulation, storage, disposal, transport, or handling of Hazardous Materials.

     (b) The operations of Sierra have been and are now in material compliance with all Environmental Laws. All approvals of government authorities required to be held by Sierra concerning the environment have been obtained, are valid and are in full force and effect, have been and are being complied with in all material respects and there are no proceedings commenced or threatened to revoke or amend any such approvals. The business operations of Sierra have not and are not now the subject of any remedial order (being any administrative complaint, direction, order or sanction issued, filed or imposed by any governmental authority pursuant to any Environmental Laws). To Baker's knowledge, no part of any premises occupied by Sierra in the operation of its business has ever been used as a landfill or for the disposal of waste or, except for the operations of Sierra conducted in material compliance with Environmental Laws, for the storage, treatment or disposal of Hazardous Material. Sierra neither uses nor stores in or on the premises occupied by it in the operation of its business any Hazardous Material other than in material compliance with Environmental Laws. Sierra has no knowledge of any Hazardous Material in, on or under the premises occupied by it in the operation of its business other than those used in the ordinary course of Sierra's business.

     3.21 Regulatory and Product Matters.

     (a) Schedule 3.21(a) contains a true and complete list of (1) all Forms FDA 483, "warning letters" from the U.S. Food and Drug Administration ("FDA") and Field Alerts, as defined in the Federal Food, Drug, and Cosmetic Act, as amended (the "FDA Act"), received by Sierra and (2) all reports filed by Sierra with respect to adverse drug experiences relating to its products.

     (b) Sierra has not received any notice from the FDA or the U.S. Drug Enforcement Administration ("DEA") that any of its products is either (1) an unapproved new drug or an adulterated or misbranded drug within the meaning of the FDA Act or any other similar law, or (2) an article which may not, pursuant to the FDA Act, be introduced into interstate commerce at the time of delivery. As used above, "notice" includes (1) written correspondence from the FDA or DEA alleging the foregoing, (2) an order or request from the FDA or DEA that Sierra cease to market any of its products, or (3) a lawsuit by the FDA or DEA filed against any of its products or against Sierra or any of its officers, directors or employees alleging any of the foregoing. True, complete and accurate copies of each such notice and other written correspondence, if any, from the FDA in which the FDA asserted that the business may not be in material compliance with the FDA Act, and Sierra's written response, if any, thereto have been furnished to Select. True, correct and complete copies of all

Forms FDA 483 and "warning letters", if any, received by Sierra with respect to its products have been furnished to Select.

     (c) To Sierra's knowledge, Sierra has filed with the FDA and, if required, the DEA, all reports required to be filed by Sierra with respect to adverse drug experiences relating to its products (to the extent Sierra had knowledge of such adverse drug experiences) or shortages or unaccounted for amounts of controlled substances in connection with its products, except where the failure to make such filings could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Select to sell after the Closing Date the Sierra product to which the experience relates.

     (d) Except as set forth on Schedule 3.21(b):

          (1) Sierra has all product licenses and Establishment Registrations necessary to manufacture and market its products in the United States, as listed on such Schedule. All such Product Licenses and Establishment Registrations are valid and in full force and effect, and true, complete and correct copies thereof, including all supplements, amendments and annual and periodic reports relating to the Products, have been made available to Select.

          (2) Sierra has filed in a timely manner all annual reports required to be filed with the FDA and the DEA relating to Sierra's products.

     (e) No Sierra product has been recalled, withdrawn, suspended or discontinued by Sierra in the United States, and no action (whether completed or pending) has been commenced in or outside the United States of which Sierra has knowledge seeking the recall, withdrawal, suspension or seizure of any Sierra products.

     (f) As to each Sierra product and except for prior instances of non-compliance which have been cured as of the Closing Date, (i) Sierra has complied with 21 U.S.C. Sections 355 and 357 and 21 C.F.R. Parts 312, 314, 430-448, 452, 453, 455 and 460, as applicable; (ii) Sierra has complied with all registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207, as applicable; (iii) the manufacture, labeling, packaging and marketing is in compliance with the FDA Act; (iv) it has been manufactured in material compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

     (g) To Baker's knowledge, no Sierra employee has made an untrue statement of a material fact or fraudulent statement to the FDA or provided a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991). Neither Sierra, nor, to its knowledge, any employee has been convicted of any crime under the FDA Act or, to Sierra's knowledge, engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335(a) or authorized by 21 U.S.C. Section 335a(b).

     (h) All Drug Master Files ("DMFs") submitted to the FDA by Sierra with respect to its products are current and accurately represent in all material respects Sierra's current manufacturing operations to the extent required by the Act; and, to Sierra's knowledge, all persons authorized to reference the DMFs and the FDA have been notified of any changes of information in the DMFs in accordance with 21 C.F.R. Section 314.420(c).

     3.22 Principal Customers and Suppliers.

     (a) Schedule 3.22(a) contains a true and complete list of the top 10 purchasers (by dollar volume) of Sierra's products during the 12 months ended September 30, 1998 and the aggregate dollar amount of their purchases thereof during such period. Since January 1, 1998 and except with respect to the pending settlement of the Sanofi litigation, no such purchaser has terminated its relationship with Sierra or notified Sierra in writing of its intention (for any reason) to terminate its relationship or reduce its purchases of Products by more than 50%.

     (b) Schedule 3.22(b) contains a true and complete list of Sierra's top 15 suppliers (by dollar volume) during the 12 months ended September 30, 1998 and the aggregate dollar amount of purchases from such suppliers during such period. Since January 1, 1998 and except as disclosed on Schedule 3.22(b), no such supplier has terminated its relationship with Sierra or notified Sierra in writing of its intention (for any reason) to terminate such relationship or reduce its sales to Sierra from the level during the six months ended December 30, 1997.

     3.23 Product Returns. Schedule 3.23 hereto contains a true and complete description of the product return experience of Sierra for the two years ended September 30, 1998.

     3.24 Product Liability. Schedule 3.24 hereto contains a true and complete description of Sierra's product liability experience with respect to its business since its inception.

     3.25 Questionable Payments. Neither Sierra nor any active employee acting on Sierra's behalf has used any corporate funds for: (i) illegal contributions, entertainment or gifts for purposes of influencing the activities or decision making of a political official; or (ii) illegal payments, bribes or kickbacks to any United States government official or employee or foreign government official or employee or other third party. Neither Sierra nor, to the best knowledge of Baker, any director, officer or other employee of Sierra has: (i) made any payments or provided services or other favors in the United States of America or in any other country in order to obtain preferential treatment or consideration by any governmental entity with respect to any aspect of the business of Sierra; or (ii) made any political contributions which would not be lawful under the laws of the United States and the foreign country in which such payments were made. Neither

Sierra nor, to the best knowledge of Baker, any director, officer or other employee of Sierra or any customer or supplier of Sierra has been the subject of any inquiry or investigation by any governmental entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Sierra or with respect to any political contribution.

     3.26 Litigation. Except as set forth on Schedule 3.26, there is no litigation, proceeding or governmental investigation pending or threatened, or any order, injunction, decree or judgment outstanding, against or relating to Sierra or its properties or business. Such Schedule contains a true and complete description of each named item and Sierra's potential liability thereunder.

     3.27 Violations. To Baker's knowledge, the improvements located on real estate owned or leased by Sierra and the continuation of the present use, occupancy and operation of said improvements comply in full with all current zoning requirements and do not depend on or require, to any extent, any further ordinance, variance, special exception or other special governmental approval for its continuing legality. To Baker's knowledge, there is no violation of any recorded restriction, condition or agreement affecting said real estate. Sierra has not received notice of any violation of, and to Baker's knowledge, continuation of the present uses, occupancies and operations will not result in a violation of, building, health, safety, environmental pollution control, fire or similar law, ordinance, order or regulation respecting said real estate. Except as set forth on Schedule 3.27, no notice has been received by Sierra alleging any such violation.

     3.28 Labor Matters.

     (a) With respect to Sierra's employees, (1) no unfair labor practice charge or complaint against Sierra with respect to its employees ever has been brought or filed before the National Labor Relations Board, and to Sierra's knowledge none has been threatened; (2) there is no labor strike, dispute, arbitration, request for representation, slowdown or stoppage actually pending against or affecting Sierra and, to Sierra's knowledge, none is threatened or has been threatened or has occurred within the last three years; and (3) no employees employed by Sierra at any time during the last three years have been represented by a labor union or governed by a collective bargaining agreement in respect of such employment. To Sierra's knowledge, no union or other labor organization has attempted to organize any of its employees of the business.

     (b) To Baker's knowledge, Sierra is in compliance in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the National Labor Relations Act, the Labor Management Relations Act, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act, the Family Medical Leave Act, and all other Laws governing illegal discrimination, equal employment opportunity, civil rights and payment of minimum wages and overtime rates. There are no current claims or suits, nor have there been any written threats of claims or suits, against Sierra arising out of, or relating to, or alleging any violation of any of the foregoing.

     3.29 Finders' Fees. Neither Sierra nor any Stockholder has employed or utilized the services of any broker, finder or other intermediary in connection with this Agreement or the transaction contemplated by this Agreement.

     3.30 Restrictions on Business Activities. Except as disclosed on Schedule 3.30, there is no agreement, judgment, injunction, order or decree binding upon Sierra which has or could reasonably be expected to have the effect of prohibiting or materially impairing

(a) the ability of Sierra to conduct its business in any geographic area or field of use, (b) any acquisition of property by Sierra, or
(c) the conduct of business by Sierra as currently conducted or as currently proposed to be conducted by Sierra.

     3.31 Accuracy of Representations and Warranties. No representation or warranty by Baker in this Agreement, and no written statement made to Select by Baker or Sierra or contained in any certificate or instrument delivered or to be delivered to Select by Baker or Sierra pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     Article IV. Representations and Warranties of Select. Select represents and warrants to Sierra as follows:

     4.1 Organization. Select is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized to carry on its business where and as now conducted and to own, lease and operate properties as it now does.

     4.2 Corporate Authority, Etc.

     (a) Select has full power and authority to enter into this Agreement and to perform this Agreement in accordance with its terms; the execution, delivery and performance of this Agreement by Select and the consummation of the Acquisition have been duly authorized by its Board of Directors and Select is not bound by any contractual or other obligation that would be violated by the execution or performance of this Agreement; and this Agreement is a valid and binding obligation of Select enforceable in accordance with its terms; and

     (b) Neither the execution and delivery of this Agreement nor the consummation by Select of any of the transactions contemplated herein nor compliance by Select with the terms, conditions and provisions hereof or of any agreement or instrument contemplated hereby will (i) conflict with, result in a breach of, or constitute an event of default under the certificate of incorporation or by-laws of Select, or any material instrument, agreement, lease, license, franchise, permit, judgment, order, award, decree or other authorization, right, or obligation to which Select is a party or any of its properties is subject or by which they are bound, or any statute, ordinance, rule or regulation applicable to Select, or
(ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body.

     4.3 Governmental Consents and Approvals. The execution, delivery and performance by Select of this Agreement and the consummation of the Acquisition by Select requires no action by or in respect of, or filing with, any United States, state or local governmental body, agency, official or authority.

     4.4 Capitalization. Select's authorized capitalization is 11,000,000 shares of capital stock, consisting of 10,000,000 shares of common stock and 1,000,000 shares of preferred stock. There are issued and outstanding 4,929,531 shares of common stock and no shares of preferred stock. All the outstanding shares of Select were duly authorized for issuance and are validly issued, fully-paid and non-assessable.

     4.5  Litigation.  There  is  no  litigation,   proceeding  or  governmental
investigation pending or, so far as is known to

Select, threatened, or any order, injunction or decree outstanding, against or relating to Select or any of its properties or businesses.

     4.6 Finders' Fee. Select has not employed or utilized the services of any broker, finder or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement.

     4.7 Absence of Undisclosed Liabilities. Except to the extent fully reflected or reserved against in its June 30, 1998 balance sheet, Select has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, but not limited to, any tax or other liabilities of any nature that were unknown or undetermined as of that date but that, if then known or determined, would have been required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles applied on a consistent basis. There is no basis for the assertion against Select of any liability of any nature (and in any amount) not fully reflected or reserved against in the June 30, 1998 balance sheet or not incurred in the ordinary course of business thereafter.

     4.8 Litigation. There is no litigation, proceeding or governmental investigation pending or, so far as is known to Select, threatened, or any order, injunction or decree outstanding, against or relating to Select or any of its properties or businesses.

     4.9 Select Shares. The Select Shares issued to the Stockholders under this Agreement, when so issued, will be duly and validly issued, fully paid and non-assessable.

     Article V. Survival of Representations and Indemnity.

     5.1 Survival. The representations, warranties, covenants and agreements by the parties shall survive the Closing Date for a period of two (2) years.

     Article VI. Indemnification.

     (a) Select does hereby agree to indemnify, defend and hold harmless each Stockholder from and against any and all claims, demands, damages, losses, injuries, liabilities, penalties, costs, expenses (including without limitation reasonable attorneys' fees), suits, actions, investigations, judgments and fees which may be imposed upon, incurred or suffered by or asserted against it arising out of or in connection with any one or more of the following:

          (i) any failure to perform or comply with any agreements, obligations or undertakings to be performed by Select, pursuant to this Agreement; and

          (ii) any breach of any representation, warranty, covenant or agreement made in this Agreement, or in respect of the facts associated therewith, by Select.

     (b) Each Stockholder (severally but not jointly) does hereby agree to indemnify, defend and hold harmless Select from and against any and all claims, demands, damages, losses, injuries, liabilities, penalties, costs, expenses (including without limitation reasonable attorneys' fees), suits, actions, investigations, judgments and fees which may be imposed upon, incurred or suffered by or asserted against it arising out of or in connection with any one or more of the following:

          (i) any failure to perform or comply with any agreements, obligations or undertakings to be performed by such Stockholder pursuant to this Agreement; and

          (ii) any breach of any representation, warranty, covenant or agreement made in this Agreement, or in respect of the facts associated therewith, by such Stockholder.

     (c) Notwithstanding any other term of this Article VI, (i) an indemnifying party shall have no liability to any indemnified party for any claim made under this Article VI (a "Claim") unless a written notice specifying the Claim in reasonable detail is provided by the indemnified party to the indemnifying party within two years after the Closing Date, and (ii) Baker shall have no liability to any indemnified party for any Claim made in respect of Article III of this Agreement unless either (x) such Claim is for more than $5,000 or (y) the sum of the aggregate amount of all prior Claims made against Baker in respect of
Article III plus the amount of the subject Claim exceeds $5,000; provided, however, that Baker shall only have liability under clauses (x) and

(y) to the extent, and for the amount by which, such Claim or Claims exceed $5,000.

     (d) In no event shall the cumulative liability of any Stockholder to Select as an indemnifying party under Section 6(b) exceed the aggregate value of the Select Shares he receives pursuant to Exhibit A hereof. The obligations of a Stockholder under Seciton 6(b) may, at such Stockholder's election, be paid either in cash or by transfer of Select Shares to the indemnified party. For purposes of this subsection (d), Select Shares shall be valued at their National Quotation Bureau "Pink Sheet" closing price on the Closing Date.

     (e) Each party hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive remedy with respect to any and all claims against another party hereto relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VI, except that nothing in this Agreement shall be deemed to constitute a waiver of any tort claims of, or causes of action arising from, fraudulent misrepresentation or deceit. In furtherance of the foregoing, each party hereto hereby waives, from and after the Closing Date, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than tort claims of, or causes of action arising from, fraudulent misrepresentation or deceit or claims arising under Article VI of this agreement) it may have relating to the subject matter of this

Agreement arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise.

     (f) A party seeking indemnification shall notify the indemnifying parties within a reasonable time in writing of any action, claim or liability in respect of which it intends to claim such indemnification, provided that, subject to
Article VI(c)(i), the failure to give timely notice shall not release any of the indemnifying parties from any liability to the extent the indemnifying parties are not prejudiced thereby. The indemnifying parties shall have the right, by prompt notice to the party seeking indemnification to assume the defense of such claim with counsel reasonably satisfactory to the party seeking indemnification, and at the sole cost of the indemnifying parties. If the indemnifying parties do not so assume the defense of such claim, the party seeking indemnification may assume such defense with counsel of its choice and at the sole cost of the indemnifying parties. If the indemnifying parties so assume such defense, the party seeking indemnification may participate therein through counsel of its choice, but at its sole cost. The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all out-of-pocket costs of such assistance shall be for the account of the Indemnifying Parties. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided that the party seeking indemnification shall have no obligation to consent to any settlement of any such claim which imposes on Select any liability or obligation which cannot be assumed and performed in full by the Indemnifying Parties.

     Article VII. Miscellaneous.

     7.1 Schedules. Any information furnished in a schedule to this Agreement shall be deemed to be furnished under any other schedule which calls for the furnishing of the same information whether or not that information is separately stated in such other schedule.

     7.2 Expenses. Each party shall bear its own expenses incurred in connection with the negotiation and preparation of this Agreement and in connection with all duties and obligations required to be performed by it under this Agreement; provided that Sierra may bear $10,000 of the expenses of the Stockholders.

     7.4 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instructions, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     7.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by reputable overnight courier or mailed by registered or certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice to the other parties pursuant to this provision):

                    (a)  if to Sierra, at:

                         Sierra Diagnostics, Inc.
                         21109 Longeway, #C
                         Sonora, California 95370
                         Attn:  Mr. Tony K. Baker

                         with a copy to:

                         Dudnick, Detwiler, Rivin & Stikker, LLP
                         351 California Street, 15th Floor
                         San Francisco, California 94104
                         Attn:  Jeffrey B. Detwiler, Esq.

                    (b)  if to Select, at:

                         Select Therapeutics Inc.
                         50 O'Connor Street - Suite 300
                         Ottawa, Ontario K1P 6L2
                         CANADA
                         Attn:  Mr. Robert Bender, Chairman

                         with a copy to:

                         Hofheimer Gartlir & Gross, LLP
                         633 Third Avenue
                         New York, New York 10017
                         Attn: Richard G. Klein, Esq.

                    (c) if to any Stockholder, at his address set forth on Exhibit A.

     7.6 No Assignment. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties.

     7.7 Entire Agreement. This Agreement (with its schedules and exhibits) contains, and is intended as, a complete statement of all the terms of the agreements among the parties with respect to the matters provided for, supersedes any previous agreements and understanding among the parties with respect to those matters, and cannot be changed or terminated except by a writing signed by the parties.

     7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without respect to its choice of law principles.

     7.9 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     7.10  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     7.11 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     7.12 Choice of Language. The parties declare that at their request, the present Agreement, along with all notices, schedules, etc. has been drawn up in the English language and henceforth, all communications between them are to be in the English language.

     7.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7.14 Certain Post Closing Covenants.

          (a) Select shall pay all accounts payable of Sierra listed on Schedule
     3.6 and existing on the Closing Date within 60 days after the Closing Date.

          (b) Commencing as of the first anniversary of the Closing Date, and for one year thereafter, Select shall use its reasonable efforts to (i) make and keep available current pubic information about Select as defined in Rule 144 of the Securities Act, (ii) file with the Commission in a timely manner all reports and other documents required of Select under the Securities Act and the Securities Exchange Act of 1934; and (iii) furnish to a Stockholder on written request a copy of the most recent annual or quarterly report of Select, and such other reports and documents of Select and other information in the possession of or reasonably obtainable by Select as a Stockholder may reasonably request in availing himself of any rule or regulation of the Commission allowing a Stockholder to sell any Select Shares without registration.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

                                                 SELECT THERAPEUTICS INC.

                                                 By:/s/ Robert Bender
                                                    ----------------------------
                                                    Name: Robert Bender
                                                    Title: CEO

                                                 STOCKHOLDERS:

                                                 /s/ Eileen McCarthy
                                                 -------------------------------
                                                 Eileen McCarthy

                                                 /s/ Guy Nohra
                                                 -------------------------------
                                                 Guy Nohra

                                                 /s/ Garrett Gruener
                                                 -------------------------------
                                                 Garrett Gruener

                                                 /s/ Marino Polestra
                                                 -------------------------------
                                                 Marino Polestra

                                                 /s/ Timothy Dibble
                                                 -------------------------------
                                                 Timothy Dibble

                                                 /s/ William Egan
                                                 -------------------------------
                                                 William Egan

                                                 /s/ Craig Burr
                                                 -------------------------------
                                                 Craig Burr

                                                 /s/ Daniel Janney
                                                 -------------------------------
                                                 Daniel Janney

                                                 /s/ Edward Williams
                                                 -------------------------------
                                                 Edward Williams

                                                 /s/ Robert Montgomery
                                                 -------------------------------
                                                 Robert Montgomery

                                                 /s/ Jean Deleage
                                                 -------------------------------
                                                 Jean Deleage

                                                 /s/ Pablo Valenzuela
                                                 -------------------------------
                                                 Pablo Valenzuela

                                                 /s/ W. Geoffrey Scherer
                                                 -------------------------------
                                                 W. Geoffrey Scherer

                                                 /s/ Jeffrey B. Detwiler
                                                 -------------------------------
                                                 Jeffrey B. Detwiler

                                                 /s/ Tony Baker
                                                 -------------------------------
                                                 Tony Baker

                                      -46-